UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021 (May 25, 2021)

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Madison, Suite 4400

Chicago, IL 60602

(Address of principal executive offices, including zip code)

(312) 861-5900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On May 28, 2021, John Bean Technologies Corporation (the “Company”), closed its previously announced private offering of $402.5 million aggregate principal amount of the Company’s 0.25% Convertible Senior Notes due 2026 (the “Notes”), which includes $52.5 million aggregate principal amount of Notes issued in connection with the initial purchasers’ full exercise of their option to acquire additional Notes (the “Offering”), pursuant to an indenture, dated May 28, 2021 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee.

Interest on the Notes will accrue from May 28, 2021 and is payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2021, at a rate of 0.25% per year. The Notes will mature on May 15, 2026 unless earlier converted, redeemed or repurchased. The initial conversion rate for the Notes is 5.8958 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $169.61 per share of the Company’s common stock), subject to adjustment.

In connection with the Offering, the Company received gross proceeds of $402.5 million and net proceeds, after initial purchasers’ discounts and payment of the cost of the note hedge transactions (partially offset by the proceeds to the Company from the warrant transactions) and before offering expenses, of $356.2 million. The Company expects to use the net proceeds from the Offering for general corporate purposes, which may include potential acquisitions or other strategic investments.

The Company may not redeem the Notes prior to May 20, 2024. On or after May 20, 2024, the Company may redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $100 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the relevant redemption notice date.

Holders may convert their Notes under the following conditions at any time prior to the close of business on the business day immediately preceding February 15, 2026 in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on September 30, 2021 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate on each such trading day;

•

if the Company calls such notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the notes called (or deemed called) for redemption; or

•	upon the occurrence of certain corporate events, as specified in the Indenture.

In addition, holders may convert their Notes, in multiples of $1,000 principal amount, at their option at any time on or after February 15, 2026, and prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date of the Notes, without regard to the foregoing circumstances.

Upon the occurrence of a fundamental change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.

The Indenture contains customary covenants and events of default.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and any common stock of the Company issuable upon conversion have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and form of Note, which are attached as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Convertible Bond Hedge Transactions and Warrants

In connection with the pricing of the Notes, the Company entered into privately negotiated convertible note hedge transactions with certain of the initial purchasers of the Notes, their respective affiliates and/or other financial institutions (the “option counterparties”). The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the common stock underlying the Notes. Concurrently with entering into the convertible note hedge transactions, the Company also entered into warrant transactions with the option counterparties whereby it sold to the option counterparties warrants to purchase, subject to customary anti-dilution adjustments, up to the same number of shares of the common stock.

The convertible note hedge transactions are expected generally to reduce the potential dilution upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of the common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of the common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants unless, subject to the terms of the warrant transactions, the Company elects to cash settle the warrants.

The Company will not be required to make any cash payments to the option counterparties or their affiliates upon the exercise of the options that are a part of the convertible note hedge transactions, but the Company will be entitled to receive from them a number of shares of the common stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of the common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions during the relevant valuation period under the convertible note hedge transactions. Additionally, if the market price per share of the common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants during the measurement period at the maturity of the warrants, the Company will owe the option counterparties a number of shares of the common stock or, if it so elects, subject to certain conditions, cash, in an amount based on the excess of such market price per share of the common stock over the strike price of the warrants.

The convertible note hedge transactions and the warrant transactions are separate transactions entered into by the Company with the option counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the notes. Holders of the Notes will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

The foregoing summary of the convertible note hedge transactions and the warrant transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the form of bond hedge confirmation and form of warrant confirmation, which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement Amendment

On May 25, 2021, the Company entered into the first amendment to its Credit Agreement, dated as of June 19, 2018, by and among the Company, John Bean Technologies Europe B.V., the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto (the “Credit Agreement Amendment”). The purpose of the Credit Agreement Amendment was to permit the issuance of the Notes.

The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

The Company sold the warrants comprising the warrant transactions described above to the option counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The warrants and the shares of the common stock issuable upon exercise of the warrants, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of the common stock are issued upon exercise of the warrants by any of the option counterparties pursuant to the respective warrants, such shares will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with any resulting issuance of shares of the common stock. The maximum number of shares of the common stock issuable in connection with the warrants is 4,746,120, subject to adjustments as set forth in the warrant confirmations.

Item 8.01	Other Events.

On May 25, 2021, the Company entered into a purchase agreement with Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company granted the Initial Purchasers a 13-day option (the “Overallotment Option”) to purchase up to an additional $52.5 million aggregate principal amount of the Notes at the public offering price less the Initial Purchasers’ discounts. The Initial Purchasers exercised the Overallotment Option in full, and the Overallotment Option closed on May 28, 2021.

Cautionary Note Regarding Forward-Looking Statements

This current report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. Forward-looking statements include, among others, the ability to complete the Offering and the convertible note hedge transactions on favorable terms, if at all, and general market conditions (including the COVID-19 pandemic and related economic impact) which might affect the Offering and the convertible note hedge transactions. The factors that could cause our actual results to differ materially from expectations include but are not limited to the following factors: the duration of the COVID-19 pandemic and the effects of the pandemic on our ability to operate our business and facilities, on our customers, on our supply chains and on the economy generally; fluctuations in our financial results; unanticipated delays or acceleration in our sales cycles; deterioration of economic conditions; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; changes to trade regulation, quotas, duties or tariffs; risks associated with acquisitions; effects of the U.K.’s exit from the E.U.; fluctuations in currency exchange rates; difficulty in implementing our business strategies; increases in energy or raw material prices, freight costs, and lack of availability of raw materials driven by supply chain delays and inflationary pressures; changes in food consumption patterns; impacts of pandemic illnesses, food borne illnesses and diseases to various agricultural products; weather conditions and natural disasters; impact of climate change and environmental protection initiatives; our ability to comply with the laws and regulations governing our U.S. government contracts;

acts of terrorism or war; termination or loss of major customer contracts and risks associated with fixed-price contracts; customer sourcing initiatives; competition and innovation in our industries; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; catastrophic loss at any of our facilities and business continuity of our information systems; cyber-security risks; loss of key management and other personnel; potential liability arising out of the installation or use of our systems; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; work stoppages; fluctuations in interest rates and returns on pension assets; availability of and access to financial and other resources; and other factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. In addition, many of our risks and uncertainties are currently amplified by and will continue to be amplified by the COVID-19 pandemic. Given the highly fluid nature of the COVID-19 pandemic, it is not possible to predict all such risks and uncertainties. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Indenture, dated as of May 28, 2021, by and among John Bean Technologies Corporation and Wilmington Trust, National Association, as trustee.

4.2	Form of 0.25% Convertible Senior Note due 2026 (included in Exhibit 4.1)

10.1	First Amendment to Credit Agreement, dated as of May 25, 2021, by and among John Bean Technologies Corporation, John Bean Technologies Europe B.V., the Subsidiary Guarantors party thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders.

10.2	Form of Bond Hedge Confirmation.

10.3	Form of Warrant Confirmation.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BEAN TECHNOLOGIES CORPORATION
(Registrant)

Dated: May 28, 2021	By:	/s/ Matthew J. Meister
	Name:	Matthew J. Meister
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)